Exhibit 99.2

REFINITIV STREETEVENTS EDITED TRANSCRIPT Q4 2024 VOXX International Corp Earnings Call EVENT DATE/TIME: MAY 15, 2024 / 2:00PM GMT

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CORPORATE PARTICIPANTS

Loriann Shelton VOXX International Corporation - Senior VP, COO & CFO

Patrick M. Lavelle VOXX International Corporation - CEO & Director

CONFERENCE CALL PARTICIPANTS

Glenn Wiener GW Communications LLC – Owner

PRESENTATION

Operator

Good day, ladies and gentlemen, and thank you for standing by. Welcome to the VOXX International Fiscal 2024 Fourth Quarter Results Conference Call. (Operator Instructions)

At this time, I would like to turn the conference over to Mr. Glenn Wiener. Sir, please begin.

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Glenn Wiener GW Communications LLC – Owner

Thank you, Howard. Good morning, and welcome to VOXX International's Fiscal 2024 Fourth Quarter and Year-end Results Conference Call. Yesterday, we filed our Form 10-K and issued our press release. Both documents can be found in the Investor Relations section of our website at www.voxxintl.com, and we'll be posting our updated investor presentation within the week.

Speaking from management today will be Pat Lavelle, Chief Executive Officer; and Loriann Shelton, Chief Financial Officer and Chief Operating Officer. As you may recall, Loriann took the reins as CFO, in addition to her role as COO, effective March 1 at the start of the company's fiscal year, and I would personally like to welcome Loriann to today's call, welcome.

And before we get started, I'd like to remind everyone that except for historical information contained herein, statements made on today's call and webcast that would constitute forward-looking statements are based on currently available information. The company assumes no responsibility to update any such forward-looking statements, and I'd like to point you to the risk factors associated with our business, which are detailed in our Form 10-K for the period ended February 29, 2024.

It's now my pleasure to turn the call over to Pat. Pat?

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Patrick M. Lavelle VOXX International Corporation - CEO & Director

Good morning, everyone, and thank you for joining us today. Before I get into our results and any business commentary, I wanted to pick up on where Glenn left off and formally welcome Loriann to today's call as it's her first as Chief Financial Officer. I've worked with Loriann for over 30 years, and she is simply the best at what she does. She knows our business inside and out, and I believe that investors will enjoy working with her as we all do at VOXX.

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Start -- whoever's typing, if you can stop. Simply put, fiscal 2024 was even tougher than fiscal 2023 and the challenges we faced are reflected in our results. Like nearly every company serving our markets, we continue to feel the impact of a very challenging global economy.

As we prepared for today's call, I looked back on my remarks from last year. I said OEM customers shutting down production and retailers cutting back on orders. Inflation and fears of recessions globally. Gradual improvement in the supply chain, but with higher cost of inventory. Chip scarcity, which was expected to improve. And, an expected tough first half with the potential to improve with some possible easing by the Fed.

Unfortunately, the issues we spoke of last May are almost the same we face today, and we're expecting more of the same as we enter fiscal 2025.

According to the latest index of consumer sentiment last week, there has been a significant drop in confidence. Consumer sentiment dropped to 67.4% from 77.2% in April, and this May's report was the lowest in 6 months. Even more alarming was the jump in year-ahead inflation expectations to 3.5% from 3.2% and long-run inflation expectations edging up to 3.1% from 3%. As you can see, inflation is still a major concern. Both customers and consumers are being cautious as are we, and that is why we continue to take steps to restructure our business and bring VOXX back to profitability.

Let me first quickly recap some of the annual financial comparisons, followed by more detailed update on our business segments. Loriann will then recap the quarter and talk more about our realignment plans, the steps we've taken and those upcoming, and then we'll open it up for questions.

On a consolidated basis, net sales of approximately $469 million were down 12.2% year-over-year. Gross margins were down 80 basis points, and operating expenses improved a little over 2%. We recorded $14.2 million of non-cash impairment charges on intangibles and restructuring expenses of $2.1 million. When accounting for these charges, as well as goodwill impairment charges and restructuring charges in fiscal '23, our year-over-year expenses declined closer to 7%. The result, however, was an operating loss of $44 million and a net loss attributable to VOXX of $40.9 million. And lastly, we reported an adjusted EBITDA loss of $3.4 million, which was down $6.3 million compared to fiscal '23.

This marks 2 years of losses after 2 years of growth and profitability on an adjusted EBITDA basis. While this upcoming year again will be challenging, we believe we are taking the right steps to return VOXX to profitability. We plan to cut, at minimum, an additional 5% to 10% of our total overhead without affecting our ability to effectively serve our customers. Not only will we be cutting costs, but we're also reviewing all products and programs, which I will cover in more detail during my segment remarks. Our programs are about rightsizing the company based on the projections that we see for this year.

So I'll start with the Automotive segment. Automotive segment sales of approximately $142 million were down almost $32.5 million or approximately 19%. On the OEM side, sales declined by $14.7 million with the miss entirely in the rear-seat entertainment category driven by several factors. The Nissan program

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ended this past year, as scheduled. Another program saw volumes drop significantly despite customer projections, and all experienced starts and stops throughout the year.

All of this took a big toll on not only sales, but gross margins and absorption rates as well. On the other hand, our security, lighting and safety business was up in fiscal 2024. Despite another warm winter season, we saw sales of OEM remote starts and security products grow, aided by new business with Ford that launched in the EMEA and a number of new programs in our lighting and safety business that we've been awarded since our acquisition.

We experienced the most severe OEM challenges during the second half as our business was almost cut in half during the Q3 due to the UAW strike, as well as production rates that simply have not kept up with projected customer take rates. We adjusted by reducing overhead, both headcount and expenses, in addition to moving certain OEM manufacturing to Mexico. But when your business is impacted this much, more drastic and prudent steps are needed, and that's what we're in the process of doing.

VOXX has been the market leader in rear-seat entertainment for several decades. This is a niche market, and we have taken advantages of our global relationships as well as our strong engineering capabilities to maintain our market dominance. We intend to continue in RSE, but not at a loss or where profits are minimal and volumes fluctuate so rapidly. Not all of this is customer-driven though. It's also heavily market and supply chain-driven. It's just the nature of the environment we're operating in. Thus, after months of negotiation and after what we feel is our best efforts to renegotiate based on revised lower volumes, we have decided to exit our rear-seat entertainment business with Stellantis.

This was not an easy decision. It was not taken lightly, but a lot has changed since we began with them in 2019. And we have reached the point where rising costs and lower volume has put us in a position where we can't agree on the right structure going forward. We can no longer support tying up precious working capital to secure inventory that produces no margin. Additionally, it's no secret Stellantis is having supply chain issues of its own, with plant closures and lawsuits ongoing as they, too, try to combat inflation, which makes a change right now even more prudent.

As for Ford, they, too, have faced similar industry-wide challenges, but we've been working through them and we fully intend to support Ford as we have in the past. The current RSE programs for the Expedition and Navigator expire soon. And shortly thereafter, we'll be launching on a new program for the 25 models. Our RSE program with Nissan has come to its scheduled end, however, we continue to work with Nissan on a new lighting program that just launched. We are also working on a lighting program with Ford, and we have various other programs across our OEM business. We also have the United States Postal Service business starting later this fiscal year. In summary, while our OEM business may be smaller than we had projected several years back, based on all the contract awards, we believe that the business we're maintaining going forward should be more consistent and profitable.

Our Automotive aftermarket business was down $17.7 million with the miss predominantly in the remote start category. Some aftermarket categories and product lines were up for the year, such as

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collision avoidance, car link, car connection and satellite radio. But the aftermarket overall was challenged in fiscal '24 due to a number of reasons: the retail environment and the consumer, the changes in the way car dealers were operating this past year and then there's car inflation, interest rates and the state of the domestic economy.

As we look ahead into fiscal '25, inventory provisions in the aftermarket are far less of a challenge than at this time last year, and that should help offset some of the projected economic softness. The first half will be tight on the OEM side, simply given the volume of programs now and what's transitioning, but we should see a sizable ramp in the second half of the year. Sales should come in roughly in line with fiscal '24, maybe with some upside, and gross margins should improve as well. Building in the second half, consistent with the start of new OEM programs. We fully expect our automotive segment to be profitable.

As far as the Consumer segment, we reported net sales of approximately $327 million, down roughly $31 million or 8.7%. Premium Audio sales declined by $36.6 million and other CE product sales grew by $5.5 million.

Within Premium Audio, while sales were off for the year, both domestically and internationally, in the Americas, they stabilized in the second half on the heels of several new product launches and new categories. And as I mentioned last quarter, I believe we are gaining market share. While industry-wide Premium Audio sales continue to be on decline, we have either maintained or increased share domestically, and we have a host of new products coming to market. Internationally, our business was down with the biggest impact in Asia.

As we enter fiscal 2025, we are planning for 2 things: one is growth from new products; and two is a very challenging retail environment, most likely consistent with what we've experienced as of late. I'll expand a little further as to what we're doing.

First, we have a new sound bar offering, led by our Flexus sound system powered by Onkyo. We have begun delivery of our Flexus 100 and 200 systems and the Flexus 300 is scheduled for Q2 at a retail of $1,000.

Our new Klipsch Music City broadcast Bluetooth speakers are doing very well with 3 new models recently launched the Klipsch Detroit, which is the flagship model, and the Klipsch Austin and Nashville.

Our first line of party speakers were launched in September of 2023, and we have several new models coming to market in the second half of this year. And as I mentioned previously, party speakers are one of the hottest categories in audio.

There are a lot of new products that were launched or that we'll be launching moving into the second and third quarters, and we're expecting these products and categories to generate strong growth and better gross margins.

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Second, the economy. Credit card debts are at all-time highs. Discretionary spending is down. Inflation is a major concern. We have uncertain elections upcoming and mounting geopolitical tensions. I can go on and on. The fed not easing rates could have the biggest impact as it directly affects customers buying, consumers purchasing and the cost of doing business. And therefore, we are adjusting operations and overhead, working to enhance margins and improve working capital within the segment based on our current economic outlook.

As for other CE products, sales were up for the year, yet we faced the same challenges at retail. And why were they up? Similar to my Q3 remarks, wo categories drove the growth. The first, our RCA Hearing Aids launched initially in fiscal 2024 with new and vastly improved models in the market this year. The second, and more meaningful, the solar power balcony products launched in Germany earlier in the year. VOXX Germany sales were up close to 35% year-over-year.

In more normalized times, I would probably be guiding to growth for the Consumer segment in fiscal '25, but I would be remiss given the global economy, the audio market, the unknown with respect to inflation, and any action or inaction by the Fed. I expect continued puts and takes. The regular passive loudspeaker may drop a bit. But we will still see growth in new products of sound bars, party speakers and our new music series. The big thing is what we're doing to control inventory, improve margins and lower cost to increase profitability.

Moving on to Biometrics. The big news on a go-forward basis was our March 7th release announcing a 50-50 joint venture between EyeLock and GalvanEyes Partners, forming a new company, BioCenturion LLC. The premise behind this move is simple: combine resources to create a more streamlined, focused and nimble company to realize value while, at the same time, removing the working capital needs and losses incurred by VOXX. We are still sharing in the upside, but our focus moving forward and where our resources will be allocated will be on our Automotive and Consumer segments.

BioCenturion brings together each company's respective strengths in sales, marketing, business development and R&D and will be run by Allen Ibaugh, who has experience with both entities. GalvanEyes will serve as the managing member responsible for all expenses and working capital needs over the next 2 years, after which we'll evaluate the best path forward. If there's a capital event prior to the first $45 million would get preferential distribution rights of 77% to EyeLock and 23% to GalvanEyes and the remaining portion would be split evenly.

We still very much believe in EyeLock and its future. The technology works very well, and there are deals on the horizon, which we believe will change the landscape. With this move, we still share any upside without the financial or operational burden.

I'd like to make a few comments with respect to our plans this year before I turn the call over to Loriann.

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With the losses of the past 2 years, our view of the economy near-term and with the Seaguard ruling and final payout, we must conserve cash and return VOXX to profitability. And by conserving cash, what I really mean is monetizing capital. Of course, we will be cutting in every area where we can from an operational perspective. We will also be looking to remove redundancies throughout the organization, enhance our supply chain and operational support capabilities further and evaluating all products and programs to ensure they have more longevity and stronger margins and margin protection.

When you look at VOXX, we have a lot of assets. We have assets in real estate, assets in our brands, assets in our respective groups and businesses. As part of our restructuring, we're tackling every area of our business to ensure that we return to profitability sooner rather than later. And we are exploring all alternatives to reduce working capital needs further so that we can focus on our more growth-oriented profitable business.

Although sales have declined year-over-year, it is not due to lost market share. In Automotive, we, in fact, have increased the number of OEM customers we have worked with over the past 2 years. In the aftermarket, we maintain 9 of the top 10 selling brands of remote start and security, and our market share is intact and stable. In our Consumer business, we maintain #1 market share in passive loudspeakers and reception products in North America and have made inroads into new accounts we have not done business with in the past.

Unfortunately, we have had to stop selling in markets in Europe due to the war in Ukraine, like Russia and Belarus, and sales to the Ukraine, the Baltics and especially Poland have been impacted.

We believe as the U.S. economy picks up, car sales grow, consumers return to more normal buying patterns and inflation eases, we will see a resurgence of our normal business on top of the new customers, categories and products we will bring to market in fiscal 2025.

And with that said, I'd like to turn the call over to Lori. Loriann?

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Loriann Shelton VOXX International Corporation - Senior VP, COO & CFO

Thanks, Pat. I appreciate the kind words. And good morning, everyone. It is my pleasure to be joining you on today's call. I look forward to working with our investors in communicating the VOXX story. I've been with the company for most of my adult life, holding many positions, most importantly COO with the oversight of the shared services group. So my team touches virtually all aspects of our business.

While we have our fair share of challenges to deal with, namely the economy first and foremost, we also have opportunities to strengthen our business and make sure we can weather whatever is thrown at us. We've been resilient. We've gotten through everything, and this period will be no different.

As for today, I won't review the financials, as Pat covered the year and talked to our business segments and the environment we're operating in. What I thought I would like to do today is quickly do some

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financial housekeeping on our year-end results, talk a little bit about the quarter and then focus more on our balance sheet and what we are doing to strengthen it along with our performance.

To start: with respect to fiscal 2024, I wanted to provide a little more color around the intangible asset impairment charges.

Throughout the year, we rely on our projections, our customers' projections, market conditions, the economy, competition, price adjustments and things like fees to help us value the carrying value of our assets. At fiscal '24 year-end, our intangible assets stood at $68.8 million. The impairment charges taken in the fourth quarter and in our year-end financial statements relate to 4 indefinite lived intangible assets that totalled $14.2 million. As a result of ongoing conversations with our customers and following meetings at CES this past January, we lowered our long-term projections with certain CE trade names, resulting in these impairments this fiscal year. This compares to $1.3 million of intangible asset impairment charges in fiscal 2023, both of which are noncash charges and are reflected in our P&L under operating expenses. This, of course, resulted in operating losses for both fiscal 2024 fourth quarter and fiscal year.

We also incurred restructuring charges in fiscal 2024 of $2.1 million compared to approximately $900,000 in fiscal '23. This past year's restructuring costs primarily relates to severance expenses associated with headcount reductions in our fiscal 2024 second quarter, along with expenses related to our OEM production relocation from Florida to Mexico, which began in fiscal '23, and charges will continue through this fiscal year.

We continue to analyze all aspects of our infrastructure and eliminate duplication throughout the organization. Our purchasing and inventory teams cleaned up our inventory, removed obsolete end-of-life and excess inventories, all done with goals to generate more profitable sales on lower overhead. A lot of our planning was also centered on lowering future working capital needs.

I must caution everyone that while we did a lot to lower operating expenses in fiscal '24, which were down close to 7% when accounting for impairment and restructuring charges, more will be done in fiscal '25 in light of the current and near-term business environment. There will be a lot of changes and not everything will occur at once. We have people and customers to consider, and orders in process and in the pipeline that need to be fulfilled over time. The plans we've put in place will be executed with our customers' needs in mind above all.

VOXX has been around for a long time for many reasons, and one of them is integrity. We have always shown that we can adjust better than the competition, and that is important to our customers and to our market longevity.

Staying with fiscal 2024 and moving to gross margins. We took several inventory write-offs, which impacted both the fourth quarter and fiscal year for both consolidated gross margins and our Automotive segment.

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In Automotive, where we reported gross margins of 21.1% compared to 24.3% for the year, we incurred an inventory write-down of approximately $3.8 million, about a 270 basis point impact to margin. This accounts for both slow moving or excess goods from our OEM manufacturing transition. I just wanted to point this out as it's a big impact but also puts us in a better position moving into fiscal 2025.

One other point, which Pat alluded to, to which should help you think about the Automotive margins going forward. We expect to have lower margins in the first half as we exit lower-margin OEM business.

We then have new models coming online at more historical margin levels.

On the Consumer side, our inventory is in a good position with new products in market and a number of new ones coming to market towards the end of our second quarter and into the third. Here, too, you may start to see some margin pickup in the second half of the year, all things being equal, of course.

Moving on to the quarter. As you can see our results in our press release, and I'd be more than happy to address any questions during the Q&A portion of our call or following, let me briefly recap results as I'd like to spend a few minutes on our go-forward plans.

Fourth quarter comparisons.

Net sales of just $108 million were down $28.4 million or 20.8%. The Automotive segment was down $16.9 million with the bigger miss in OEM. The Consumer segment was down $11.4 million with both Premium Audio and other CE roughly evenly. Gross margins were down 550 basis points, which includes the impact of the inventory ramp-down, thus the decline was not as great. Operating expenses were up $300,000, including the impairment and restructuring charges. But excluding all charges as well as acquisition costs, operating expenses improved by over 13%. The result: an operating loss of $26.4 million compared to an operating loss of $12.9 million and an adjusted EBITDA loss of $6.4 million compared to adjusted EBITDA of $4 million.

As for VOXX today and what we are working on, as part of our fiscal 2025 realignment plans, we are looking at everything with a focus on reducing costs in light of a relatively flat sales year or preparing for worse. We are really looking to get leaner, but not again at the expense of the customer. There's only so much you can remove from a functional perspective without losing skills and knowledge, so we are focused equally on process. How we can improve processes to do more with less is key to this is technology. We're looking to automate more functions across all departments to free up not only cost but resources; resources that could be used to enhance output or resources that can be leveraged to support other areas of the business.

We're looking at each department and location, how they function and where we can better share resources. We're looking at our operations, distribution and supply chain, looking to control costs on our end where we can while, at the same time, working with partners to find more cost-effective ways of getting the job done. We're also looking closely at each segment, group and/or business unit at sales,

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margins and expenses, at contracts, agreements and future business. We're looking at profitability by brand, by product line, by customer and SKU, everything that will enhance profitability while, at the same time, lower our working capital needs and improve our balance sheet.

With respect to our balance sheet, as of year-end, our cash and cash equivalents stood at $11 million, and our total debt stood at $73.3 million, which takes into account the final payouts related to the Seaguard settlement. That is behind us now. Total debt is principally made up of outstanding borrowings on our senior secured credit facility with committed availability of up to $165 million. Our excess borrowing availability as of February 29, 2024, was $55.3 million, and we have sufficient working capital and availability to fund our business and meet all obligations. We are focused on generating cash from operations and cash through efficiencies and monetization to generate the best ROI on our capital.

With that, I would like to thank you all. We're now ready to open up the call for questions.

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Patrick M. Lavelle VOXX International Corporation - CEO & Director

Thank you, Lori. Operator, if there are any questions?

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QUESTIONS AND ANSWERS

Operator

(Operator Instructions) I'm showing no questions in the queue at this time. I'd like to turn the conference back over to Mr. Pat Lavelle for any closing remarks.

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Patrick M. Lavelle VOXX International Corporation - CEO & Director

Okay. Well, thank you. Thank you all for calling in today and your interest in VOXX. We wish you have a good day, and we'll speak to you again next quarter. Thank you.

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Operator

Ladies and gentlemen, thank you for participating in today's conference. This concludes the program. You may now disconnect. Everyone, have a wonderful day.

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